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UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF NEW
YORK

                                                     Chapter 11
                                                     Case Nos. ( )
In re:                                               (Jointly Administered)

Lodgian, Inc., et al.,
          Debtors.



          AFFIDAVIT AND DISCLOSURE STATEMENT OF RICHARD CARTOON LLC IN SUPPORT OF APPLICATION TO EMPLOY RICHARD CARTOON LLC AS CHIEF
                        FINANCIAL OFFICER FOR THE DEBTORS


STATE OF GEORGIA      )
                      )ss.:
COUNTY OF FULTON      )

Richard Cartoon, being duly sworn, deposes and says:


         1. I am currently the President of Richard Cartoon LLC ("RCLLC") and I maintain an office at 2000 RiverEdge Parkway, Atlanta GA 30328. I submit this affidavit and disclosure statement in support of the application of Lodgian, Inc. et al ("the Debtors") for an order authorizing the employment and retention of RCLLC to provide services to the Debtors customarily provided by the office of the Chief Financial Officer pursuant to the terms and conditions set forth in the agreement dated November 13, 2001 ("the Engagement Agreement"), a copy of which is attached hereto as Exhibit A..

         2. The facts set forth in my affidavit are based upon my personal knowledge, information and belief.


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         3.       RCLLC is well qualified to provide services to the Debtors customarily provided by the office of the Chief Financial Officer. I am the President of RCLLC and will serve as Chief Financial Officer of the Debtors. During the period from October 1989 through September 1999, I was a partner in the restructuring group of a "Big 5" accounting firm. While partner of the Big 5 accounting firm, I acted as the chief financial advisor to Servico, Inc. ("Servico") a hotel owner and management group, throughout its Chapter 11 proceedings. Servico successfully emerged from Chapter 11 in 1992 and subsequently merged with the Impac group to form Lodgian, Inc. As a result of my involvement with the Servico Chapter 11 cases, I am familiar with the hospitality industry and with a number of the existing properties of the Debtors. I continued as a partner of the Big 5 accounting firm until September 1999. I formed my own company, RCLLC effective October 1, 1999 and continued to provide restructuring services to companies, creditors' committees and other parties-in-interest.

         4. On December x, 2001 ("the Petition Date") Lodgian, Inc. and most of its subsidiaries filed for protection under Chapter 11 of the Bankruptcy Code. Prior to the Petition Date RCLLC was retained on October 11, 2001 to perform financial advisory services to Lodgian, Inc. and its subsidiaries. On November 13, 2001 the scope of the engagement was changed and RCLLC was retained to provide services to the Company customarily provided by the office of the Chief Financial Officer. I was designated by RCLLC to act as its representative to serve as the Chief Financial Officer of the Company reporting to the Chief Executive Officer subject to the terms and conditions set forth in the Engagement Agreement.

         5. Prior to the Petition Date RCLLC received compensation in the aggregate amount of [$161,427] for services rendered and costs and expenses incurred in providing services by its management and associates.


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         6.       On October 11, 2001 RCLLC received a $50,000 retainer from
Lodgian, Inc. for services to be rendered and expenses to be incurred and this retainer was continued through and remained fully funded as of the Petition Date.

         7. RCLLC has not provided services to any entities or individuals in connection with these Chapter 11 cases, other than the provision of services to the Debtors mentioned above. RCLLC does not represent any interest adverse to the Debtors and will not represent any entity, other than the Debtors, in connection with these Chapter 11 cases. To my knowledge, none of the clients of RCLLC is a creditor or party in interest in these Chapter 11 cases.

         8. Accordingly, based upon the preceding, I submit that RCLLC is a "disinterested person" as defined in section 101(14) of the Bankruptcy Code and as required by section 327(a) of the Bankruptcy Code.

         9. As compensation for its services, RCLLC has agreed that it will receive its customary hourly rates, which are as follows:

       President/Managing Director                   $310

       Staff/Consultants                             $200 - $250

       Support Staff                                 $ 50 - $100

These rates are equivalent to those currently being charged by RCLLC to its other clients. In the ordinary course of business, RCLLC will revise its hourly rates on June 30 of each year.

         11. In addition to compensation for professional services rendered by RCLLC, RCLLC shall seek reimbursement for reasonable and necessary expenses incurred in connection with the above- captioned cases, including, but not limited to, transportation, lodging, food, telephone, copying, messenger service and research.


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         12.      RCLLC shall make proper application to the Bankruptcy Court for compensation for the services rendered to the Debtors and/or the Committee in these proceedings pursuant to sections 330 and 331 of the Bankruptcy Code, and the Administrative Order entered in these cases.

         13. No agreement or understanding exists between RCLLC and any other person for the sharing of compensation to be received in connection with these cases.

         14. The proposed engagement of RCLLC is not prohibited by Rule 5002 of the Bankruptcy Rules.

         15. RCLLC requests that its retention as Chief Financial Officer be approved nunc pro tunc to the Petition Date.


       FURTHER AFFIANT SAYETH NOT.



                                  By:  /s/ Richard Cartoon
                                       -------------------
                                           Richard Cartoon



SWORN TO before me, this x day
of December 2001.



/s/
----------------
Notary Public


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